Exhibit 99.1

Atara Biotherapeutics Announces Primary Analysis Data from Phase 2 EMBOLD Clinical Trial of ATA188 for Non-Active Progressive Multiple Sclerosis

Primary Endpoint of Confirmed Disability Improvement at 12 Months Not Achieved

Company to Further Analyze Data and Evaluate Strategic Options for ATA188 Program with Focusing of Resources and Planned Expense Reductions Expected to Extend Cash Runway Beyond Q3 2025

Allogeneic CAR-T Portfolio Advancing with Several Catalysts Anticipated in the Next 18 Months

THOUSAND OAKS, Calif.—November 8, 2023—Atara Biotherapeutics, Inc. (Nasdaq: ATRA), a leader in T-cell immunotherapy, leveraging its novel allogeneic Epstein-Barr virus (EBV) T-cell platform to develop transformative therapies for patients with cancer and autoimmune diseases, today announced primary analysis data from its Phase 2 EMBOLD study of ATA188 in non-active progressive multiple sclerosis (PMS). The study did not meet the primary endpoint of confirmed disability improvement (CDI) by expanded disability status scale (EDSS) at 12 months compared to placebo. In addition, fluid and imaging biomarkers did not provide further supportive evidence.

“We are surprised and deeply disappointed with the results of EMBOLD, particularly for the MS patient community which is in urgent need of new treatment options. We are grateful to the patients and investigators who participated in the study, and to our colleagues at Atara for their steadfast work,” said Pascal Touchon, President and Chief Executive Officer of Atara. “We are further evaluating the EMBOLD data as we continue to believe in the critical role EBV plays in MS pathogenesis, however we anticipate stopping the study as no treatment benefit was observed.”

Preliminary safety data showed there were no new safety signals in the EMBOLD study, reinforcing the favorable safety profile observed with ATA188 to date.

Atara is actively reviewing the totality of the data, including a 6 percent disability improvement in the treatment arm compared to 33 percent disability improvement observed in the Phase 1 study, in addition to identifying the factors related to a substantially greater than expected placebo rate of 16 percent for CDI at 12 months compared with an expected rate of 4-6 percent in non-active PMS patients. These evaluations will help Atara determine the next steps for the program.

“Looking ahead, we maintain our strong conviction in the potential of our pipeline reinforced by the first ever regulatory approval of an allogeneic T-cell immunotherapy, EBVALLOTM, in Europe.” Dr. Touchon continued. “Following anticipated additional payments and significant double-digit royalties from the recently expanded tab-cel® partnership with Pierre Fabre, we are currently well positioned with a cash runway well beyond upcoming milestones, including pre-clinical data for ATA3431 at ASH in December, preliminary clinical data from our Phase 1 study of ATA3219 in relapsed/refractory B-cell non-Hodgkin’s lymphoma anticipated in the second half of 2024, and expanding ATA3219 development into autoimmune disease.”

Going forward, the Company plans to significantly reduce its expenses on ATA188 and further focus resources on advancing its differentiated allogeneic CAR-T pipeline, in addition to executing the expanded tab-cel® partnership with Pierre Fabre through the Biologics License Application (BLA) transfer. These future actions are expected to meaningfully extend our cash runway beyond Q3 of 2025.

About EMBOLD

EMBOLD is a multi-national, randomized, double-blind, placebo-controlled study with an open-label extension to evaluate the safety and efficacy of ATA188 in participants with non-active progressive multiple sclerosis. The study primary analysis at 12 months included 103 adult participants with progressive multiple sclerosis (non-active PPMS and non-active SPMS).

In year one, study participants received two cycles of treatment (ATA188 or placebo) at the recommended part two dose, which was identified in part one, and were followed for 12 months, which is the timepoint for the primary endpoint. In year two, all patients received two cycles of therapy to maintain the blinding – those initially receiving placebo received ATA188 (two cycles) and those initially receiving ATA188 received one cycle of ATA188 followed by one cycle of placebo. After year two, all participants can continue into a three-year open-label extension during which they will receive annual treatment with ATA188.

About Atara Biotherapeutics, Inc.

Atara is harnessing the natural power of the immune system to develop off-the-shelf cell therapies for difficult-to-treat cancers and autoimmune conditions, including multiple sclerosis, that can be rapidly delivered to patients within days. With cutting-edge science and differentiated approach, Atara is the first company in the world to receive regulatory approval of an allogeneic T-cell immunotherapy. Our advanced and versatile Epstein-Barr virus (EBV) T-cell platform does not require T-cell receptor or HLA gene editing and forms the basis of a diverse portfolio of investigational therapies that target EBV, the root cause of certain diseases, in addition to next-generation AlloCAR-Ts designed for best-in-class opportunities across a broad range of non-EBV-associated liquid and solid tumors. Atara is headquartered in Southern California. For more information, visit atarabio.com and follow @Atarabio on X (formerly known as Twitter) and LinkedIn.

Forward-Looking Statements

This press release contains or may imply “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, forward-looking statements include statements regarding: (1) the development, timing and progress of tab-cel®, including a potential BLA, the potential characteristics and benefits of tab-cel®, and the progress and results of, and prospects for, Atara’s expanded global partnership with Pierre Fabre Laboratories involving tab-cel®, and the potential financial benefits to Atara as a result of the expanded global partnership with Pierre Fabre Laboratories; (2) Atara’s expected cash runway; (3) the development of ATA188, including Atara’s review of the data and analyses from the EMBOLD study; (4) the role of EBV in the pathogenesis of multiple sclerosis; and (5) the development, timing and progress of Atara’s AlloCAR-T programs, including the timing of the start of any clinical trials, and the safety and efficacy of product candidates emerging from such programs, including ATA3219 and ATA3431. Because such statements deal with future events and are based on Atara’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Atara could differ materially from those described in or implied by the statements in this press release. These forward-looking statements are subject to risks and uncertainties, including, without limitation, risks and uncertainties associated with the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success; the COVID-19 pandemic and the wars in Ukraine and the Middle East, which may significantly impact (i) our business, research, clinical development plans and operations, including our operations in Southern California and Denver and at our clinical trial sites, as well as the business or operations of our third-party manufacturer, contract research organizations or other third parties with whom we conduct business, (ii) our ability to access capital, and (iii) the value of our common stock; the sufficiency of Atara’s cash resources and need for additional capital; and other risks and uncertainties affecting Atara and its development programs, including those discussed in Atara’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings and in the documents incorporated by reference therein. Except as otherwise required by law, Atara disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Investor and Media Relations:

Alex Chapman

Vice President, Corporate Communications & Investor Relations

(805) 456-4772

achapman@atarabio.com

Jason Awe, Ph.D.

Senior Director, Corporate Communications & Investor Relations

(805) 217-2287

jawe@atarabio.com